Exhibit 10.24

TERMINATION AGREEMENT OF THE CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This TERMINATION AGREEMENT OF THE CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of 21 March 2023 (the “Termination Effective Date”), is by and between Context Therapeutics Inc., having a place of business at 2001 Market Street, Suite 3915, Unit# 15, Philadelphia, PA 19103 USA (“Context”), and Berlin-Chemie AG - Menarini Group, having a place of business at Glienicker Weg 125,12489 Berlin, Germany (“Menarini”). Context and Menarini are each referred to herein individually as a “Party” and collectively the “Parties”.
WHEREAS, Context and Menarini previously entered into that certain Clinical Trial Collaboration and Supply Agreement dated August 1, 2022 (the “Collaboration Agreement”); and
WHEREAS, Context has requested Menarini to terminate the Collaboration Agreement and Menarini has agreed to mutually terminate the Collaboration Agreement.
NOW, THEREFORE, Context and Menarini agree as follows:

1.Termination.

The Collaboration Agreement and all licenses granted thereunder are hereby terminated and the collaboration on the Study shall cease effective as of the Termination Effective Date; provided, however, that (A) the Parties agree that the applicable provisions of the Collaboration Agreement that are intended to survive the termination of the Collaboration Agreement shall apply to the rights and obligations of the parties under the Agreement after the Termination Effective Date and shall continue to be in full force and effect as provided for in the Collaboration Agreement, (B) the Parties shall reasonably cooperate towards an orderly wind-down of the Study in a manner medically necessary to safely transition patients out of the Study, including as provided for in the Collaboration Agreement and Context, as Study sponsor, shall abide by all Applicable Law with respect to such wind-down; and (C) with respect to Menarini Compound supplied by Menarini under the Collaboration Agreement still unused at the completion of the wind-down of the Study and after completion of any patient’s use of the Menarini Compound that are transferred from the Study to compassionate use (“Unused Menarini Compound”), Context shall (or shall have), at its sole care and costs: (i) destroy and certify the destruction of such part of Menarini Compound already delivered to Study sites and which may not be administered to any other patient, and (ii) return to Menarini the rest of the Unused Menarini Compound, which returned Menarini Compound shall be relabeled or destroyed by Menarini at its sole care and cost pursuant to Applicable Law. Except as expressly set forth herein, this Agreement shall not limit or otherwise affect any term or provision of the Collaboration Agreement. This Agreement and the Collaboration Agreement are construed as a single agreement between the Parties.

2.Counterparts and Due Execution
This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage, and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage, and printing of copies of this Agreement from computers or printers. For clarity, signatures transmitted via PDF shall be treated as original signatures.

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IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Termination Effective Date.

Context Therapeutics Inc.

By: /s/ Martin Lehr
Name: Martin Lehr
Title: Chief Executive Officer

Berlin-Chemie AG

By: /s/ Dr. Attilio Sebastio
Name: Dr. Attilio Sebastio
Title: Chief Financial Officer

By: /s/ Dr. Luva Lastrucci
Name: Dr. Luca Lastrucci
Title: Chairman of the Executive Board